EXHIBIT 10.13.1

                       FIRST AMENDMENT AND LIMITED WAIVER


         This FIRST AMENDMENT AND LIMITED WAIVER (this "Amendment"), dated as of March 30, 1999, is by and among TRAILER BRIDGE, INC. (the "Borrower"), the lenders listed on the signature pages hereto (the "Banks"), and BANKBOSTON, N.A., as agent for the Banks (the "Agent").

         WHEREAS, the Borrower, the Banks and the Agent are parties to that certain Revolving Credit and Term Loan Agreement, dated as of August 28, 1998 (as amended and in effect from time to time, the "Credit Agreement"); and

         WHEREAS, the Borrower has requested, and the Banks and the Agent have agreed, subject to the terms and conditions set forth herein, to waive certain provisions of the Credit Agreement and to amend certain provisions of the Credit Agreement as set forth herein;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         Section 1. CERTAIN DEFINED TERMS. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

         Section 2. LIMITED WAIVER. Sections 10.2, 10.3 and 10.4 of the Credit Agreement require the Borrower to comply with certain financial covenants. The Borrower has requested that the Majority Banks waive compliance, as at December 31, 1998 and for the applicable periods then ended, with the covenants contained in Section Section 10.2, 10.3 and 10.4 of the Credit Agreement. Upon satisfaction of the conditions precedent contained in Section 6 hereof, the Majority Banks hereby waive compliance, as at December 31, 1998 and for the applicable periods then ended only, with each of the covenants contained in Section Section 10.2, 10.3 and 10.4 of the Credit Agreement. This waiver is limited to its express terms and shall not extend to any matters not specifically addressed hereby.

         Section 3. AMENDMENTS TO CREDIT AGREEMENT. (a) Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the definition of



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"Applicable Margin" in its entirety in Section 1.1 of the Credit Agreement and inserting the following new definition in lieu thereof:

         "Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Leverage Ratio, as determined for the period ending on the fiscal quarter ended immediately preceding the applicable Rate Adjustment Period.

                                                                         Eurodollar Rate
                        Leverage               Base Rate Loans                Loans                   Commitment
      Level               Ratio                Applicable Margin         Applicable Margin             Fee Rate

        V              > 3.25:1.00                   0.75%                     2.00%                   0.500%

       IV            > 2.75:1.00 and                 0.50%                     1.75%                   0.500%
                       < 3.25:1.00

       III           > 2.25:1.00 and                 0.25%                     1.50%                   0.500%
                       < 2.75:1.00

        II            > 1.75:1.00 and                0.00%                     1.25%                   0.375%
                       < 2.25:1.00

        I              < 1.75:1.00                   0.00%                     1.00%                   0.250%

  For the purposes of this definition of Applicable Margin, the symbol "<" shall mean "less than" and the symbol ">" shall mean "greater than or equal to".

         Notwithstanding the foregoing, (a) if the Borrower fails to deliver any Compliance Certificate in accordance with Section 8.4(d) hereof, then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above and (b) during the period beginning on the Term Out Date and ending on the Maturity Date, the Applicable Margin shall be increased by 0.25% above the amounts set forth in the table above."

         (ii) deleting the definition of "Debt Service Coverage Ratio" in its entirety in Section 1.1 of the Credit Agreement and inserting the following new definition in lieu thereof:

         "Debt Service Coverage Ratio. (a) As of June 30, 1999, the ratio of (i) Consolidated Operating Cash Flow for the fiscal quarter ending on such


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date to (ii) Consolidated Total Debt Service of the Borrower and its
Subsidiaries for such fiscal quarter; (b) as of September 30, 1999, the ratio of
(i) Consolidated Operating Cash Flow for the period of two (2) consecutive fiscal quarters ending on such date to (ii) Consolidated Total Debt Service of the Borrower and its Subsidiaries for such period of two (2) fiscal quarters;
(c) as of December 31, 1999, the ratio of (i) Consolidated Operating Cash Flow for the period of three (3) consecutive fiscal quarters ending on such date to
(ii) Consolidated Total Debt Service of the Borrower and its Subsidiaries for such period of three (3) fiscal quarters; and (d) as of March 31, 2000 and as of the end of each fiscal quarter ending at any time thereafter, as applicable, the ratio of (i) Consolidated Operating Cash Flow for the period of four (4) consecutive fiscal quarters ending on such date to (ii) Consolidated Total Debt Service of the Borrower and its Subsidiaries for such period of four (4) fiscal quarters."

         (iii) deleting the definition of "Interest Coverage Ratio" in its entirety in Section 1.1 of the Credit Agreement and inserting the following new definition in lieu thereof:

         "Interest Coverage Ratio. (a) As of June 30, 1999, the ratio of (i) Earnings Before Interest and Taxes for the fiscal quarter ending on such date to
(ii) Consolidated Total Interest Expense of the Borrower and its Subsidiaries payable in cash for such fiscal quarter; (b) as of September 30, 1999, the ratio of (i) Earnings Before Interest and Taxes for the period of two (2) consecutive fiscal quarters ending on such date to (ii) Consolidated Total Interest Expense of the Borrower and its Subsidiaries payable in cash for such period of two (2) fiscal quarters; (c) as of December 31, 1999, the ratio of (i) Earnings Before Interest and Taxes for the period of three (3) consecutive fiscal quarters ending on such date to (ii) Consolidated Total Interest Expense of the Borrower and its Subsidiaries payable in cash for such period of three (3) fiscal quarters; and (d) as of March 31, 2000 and as of the end of each fiscal quarter ending at any time thereafter, as applicable, the ratio of (i) Earnings Before Interest and Taxes for the period of four (4) consecutive fiscal quarters ending on such date to (ii) Consolidated Total Interest Expense of the Borrower and its Subsidiaries payable in cash for such period of four (4) fiscal quarters."

         (b) Section 10.2 of the Credit Agreement is hereby deleted in its entirety and the following new Section 10.2 is hereby inserted in lieu thereof:

              "10.2 Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio as determined at the end of each fiscal quarter of the Borrower commencing with the fiscal quarter ending June 30, 1999 to be less than 2.50:1.00."


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         (c)      Section 10.3 of the Credit Agreement is hereby deleted in its entirety and the following new Section 10.3 is hereby inserted in lieu thereof:

              "10.3 Debt Service Coverage Ratio. The Borrower will not permit the Debt Service Coverage Ratio as determined at the end of each fiscal quarter of the Borrower commencing with the fiscal quarter ending June 30, 1999 to be less than 1.30:1.00."

         (d) Section 10.4 of the Credit Agreement is hereby deleted in its entirety and the following new Section 10.4 is hereby inserted in lieu thereof:

              "10.4 Consolidated Tangible Net Worth. The Borrower will not, at any time, permit Consolidated Tangible Net Worth to be less than the sum of $28,000,000 plus, on a cumulative basis, 50% of positive Consolidated Net Income for each fiscal year commencing with the fiscal year ending December 31, 1999 and prior to such date of determination (with no deduction for any year in which there is a net loss)."

         Section 4. AFFIRMATION BY THE BORROWER. The Borrower hereby ratifies and confirms all of the Obligations, including, without limitation, the Loans. The Borrower hereby confirms that the Obligations are and remain secured pursuant to the Security Documents to which the Borrower is a party.

         Section 5. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Banks and the Agent as follows:

         (a) Representations and Warranties. The representations and warranties contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection therewith were true and correct as of the date as of which they were made and are true and correct on the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date).

         (b) Enforceability. The execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of this Amendment and the Credit Agreement, as amended hereby, are within the corporate powers of the Borrower and have been duly authorized by all necessary corporate action on the part of the Borrower. Each of this Amendment and


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the Credit Agreement, as amended hereby, are valid and legally binding obliga-
tions of the Borrower, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general.

         (c) No Default. No Default or Event of Default has occurred and is continuing and no Default or Event of Default will exist as a result of the execution and delivery of this Amendment or after the consummation of the transactions contemplated hereby.

         Section 6. EFFECTIVENESS. This Amendment shall become effective upon satisfaction of each of the following conditions precedent:

         (a) Delivery. The Borrower and the Majority Banks shall have executed and delivered this Amendment.

         (b) Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Amendment and all documents incident hereto shall be satisfactory in form and substance to the Agent and the Banks, and the Agent shall have received all information and such counterpart originals or certified or other copies of all such documents as the Agent may reasonably request.

         Section 7. MISCELLANEOUS PROVISIONS. (a) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument. Each of the Notes and the other Loan Documents are hereby deemed to be amended to reflect the amendments to the Credit Agreement contained herein.

         (b) Except as otherwise expressly provided by this Amendment, the waiver contained in Section 2 hereof shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Agent or the Banks under the Credit Agreement or the other Loan Documents, nor alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Credit Agreement or the other Loan Documents.


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         (c)  This Amendment is intended to take effect as an agreement under seal and shall be construed according to and governed by the laws of The Commonwealth of Massachusetts.

         (d) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

         (e) The Borrower hereby agrees to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment (including reasonable legal fees).


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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                       TRAILER BRIDGE, INC.



                                       By: /s/ John D. McCown
                                          --------------------------------------
                                       Title:  Chairman & CEO


                                       BANKBOSTON, N.A.,
                                       individually and as Agent



                                       By: /s/ Lisa W. Pattinson
                                          --------------------------------------
                                       Title:  Director